Exhibit 10(a)

FIRST AMENDMENT TO NON-PROSECUTION AGREEMENT
WITH TENET HEALTHSYSTEM MEDICAL, INC.

The United States Department of Justice, Criminal Division, Fraud Section (“the Department”) and Tenet HealthSystem Medical, Inc. (on its behalf and on behalf of its subsidiaries) (collectively, “Tenet Subsidiary”), pursuant to authority granted by the Board of Directors of its parent, Tenet Healthcare Corporation (“Tenet”) attached hereto (Attachment A), enters into this Amendment to the Non-Prosecution Agreement (“Agreement”) dated September 30, 2016.

The terms and conditions of this Amendment to the Non-Prosecution Agreement are as follows:

1.    Paragraph 4 is amended to state as follows:

Term of the Agreement. Tenet Subsidiary’s and Tenet’s obligations under this Agreement shall have a term of 3 years and 9 months from the date on which the independent monitor is retained by Tenet, as described below (the “Term”). Tenet Subsidiary agrees, however, that in the event the Department determines, in its sole discretion, that Tenet Subsidiary or Tenet, or any of Tenet’s subsidiaries or affiliates has knowingly violated any provision of this Agreement, subject to Paragraph 12, below, an extension or extensions of the term of the Agreement may be imposed by the Department, in their sole discretion, for up to a total additional time period of three months, without prejudice to the Department’s right to proceed as provided in Paragraphs 13-14, below. Any extension of this Agreement extends all terms of the Agreement, including the terms of the monitorship in Attachment C, for an equivalent period. Conversely, in the event the Department finds, in its sole discretion, that there exists a change in circumstances sufficient to eliminate the need for a monitorship as described in Attachment C, or that other provisions of this Agreement have been satisfied, the monitorship or the Term of this Agreement may be terminated early.

2.    In all other respects, the Non-Prosecution Agreement shall remain in full force and effect.

FOR THE DEPARTMENT OF JUSTICE:

Date	7/19/2018	By:	/s/ Sally B. Molloy
SANDRA L. MOSER
Acting Chief, Fraud Section
Criminal Division
United States Department of Justice

Robert A. Zink
Acting Principal Deputy Chief, Fraud Section

Joseph S. Beemsterboer
Deputy Chief, Fraud Section

Sally B. Molloy
Assistant Deputy Chief, Fraud Section

AGREED AND CONSENTED TO:

Tenet HealthSystem Medical, Inc.*

Date	June 1, 2018	BY:	/s/ Audrey Andrews
Audrey Andrews
Senior Vice President and
General Counsel
Tenet Healthcare Corporation

Date	June 4, 2018	BY:	/s/ Kathryn H. Ruemmler
Kathryn H. Ruemmler
Latham & Watkins LLP

_________________________

* Where Tenet is indicated in the Amendment to the Agreement and Agreement, Tenet Subsidiary is acting on behalf of Tenet

EXHIBIT A
TENET HEALTHCARE CORPORATION
Resolutions Adopted at a
Meeting of the Board of Directors
WHEREAS, on September 30, 2016, Tenet HealthSystem Medical, Inc. (“THSM”), a wholly-owned subsidiary of Tenet Healthcare Corporation (the “Company”) entered into a Non-Prosecution Agreement with the U.S. Department of Justice and the U.S. Attorney’s Office for the Northern District of Georgia (the “Department”);
WHEREAS, in November 2017, the Department provided notice to the Company’s outside counsel and its Board of Directors (the “Board”) of the Department’s determination that Tenet and THSM had breached the terms of the NPA by failing to promptly report to the Department certain reportable events as required by Paragraph 5.e. of the NPA;
WHEREAS, in April 2018, after engaging in dialogue and consideration of the nature, facts and circumstances surrounding the breach, as well as the Company’s actions and efforts to remediate the situation, the Department determined that a nine-month extension of the term of the NPA, including the monitorship described therein, is an appropriate remedy and proposed a form of Amendment to the Non-Prosecution Agreement (the “Amendment”) for the Board’s consideration; and
WHEREAS, the Board has considered the form of Amendment and, based upon the advice and recommendations of the Company’s external counsel and its management, the Board has determined to authorize THSM to enter into the Amendment for and on behalf of itself and the Company.
NOW THEREFORE, BE IT RESOLVED that each of (i) the Company’s Executive Chairman and Chief Executive Officer, its Senior Vice President and General Counsel or any Senior Vice President or any Vice President, and (ii) the Company’s external counsel from Latham & Watkins LLP, be, and each of them hereby is, authorized to execute the Amendment for and on behalf of THSM and the Company.

SECRETARY’S CERTIFICATION

TENET HEALTHCARE CORPORATION

I, Anthony L. Shoemaker, the duly appointed Corporate Secretary of Tenet Healthcare Corporation (the “Company”), a corporation organized under the laws of the State of Nevada, hereby certify that attached as Exhibit A is a true and correct copy of a resolution approved by the Board of Directors of the Company at a meeting on May 3, 2018:

IN WITNESS WHEREOF, I have executed this certificate in my capacity as the Company’s Corporate Secretary this 1st day of June, 2018.

/s/ Anthony L. Shoemaker
Anthony L. Shoemaker
Corporate Secretary